SECURED ROYALTY PARTICIPATION AGREEMENT

This Royalty Participation Agreement (the "Royalty Agreement") is entered into this 22nd day of June 2018 (the "Effective Date") by and between Stemtech Corporation, a Delaware corporation formerly known as RBCD International, LLC, a Delaware limited liability company, located at 8 The Green, Suite A, Dover, Delaware 19901, each of its subsidiaries, Stemtech Healthsciences Corp. (collectively, the "Company") and Profile Solutions, Inc., a Delaware Corp. located at 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL 33351 ("PSIQ").

RECITALS

WHEREAS, the Company, through its subsidiaries, is a network marketing company that offers products based on nutraceutical stem cell technology. The Company website is www.stemtech.com; and

WHEREAS, Company desires to borrow $50,000 working capital from PSIQ, and

WHEREAS, PSIQ desires to loan $ 50,000 working capital to Company,

WHEREAS, in consideration of the $50,000 loan from PSIQ to Company, the Company desires to pay a percentage of revenue from the sales, licensing or disposition of its Products or other revenue of the Company to PSIQ (the "Royalty Payments"); and

WHEREAS, PSIQ and the Company wish to define with precision the terms and conditions of the Royalty Payments;

THEREFORE, in consideration of the mutual considerations herein, the receipt of which is mutually acknowledged, the parties hereto agree as follows:

1. <u>FINANCING</u>. PSIQ shall loan the gross amount of $50,000 to the Company as an interest-free loan with the full principal amount ($50,000) to be repaid to PSIQ twelve months from the Effective Date. The amounts loaned shall exclusively be used by the Company's subsidiary Stemtech Healthsciences Corp. to purchase inventory and/or raw material used to produce the products comprising the inventory. Attached hereto as Exhibit "A" is a schedule of the items of inventory and/or raw material being purchased with the proceeds from the loan.

2. <u>SOURCE, AMOUNT AND TIMING OF ROYALTY PAYMENTS.</u>

a. In addition to and separate from the Company's obligations under the above-described loan, commencing upon the Effective Date, the Company shall pay PSIQ non-refundable monthly Royalty Payments equal to the greater of: (x) $5,000 or (y) one half percent (.5%) of all "Gross Revenue" received by the Company during the month based on (i) the sale, license, development, commercialization or monetization of the Products, and (ii) all gains on disposition of any Products or assets or other income, until the earlier of: (A) the closing of the Reorganization and Purchase and Sale Agreement between the Company and PSIQ (at which time the loan will be forgiven and treated as a capital contribution) or (B) 12 months from execution of this Agreement. The Royalty Payments shall be paid to PSIQ monthly by the 20th

day of the month following the month the payment relates, with a minimum Royalty Payment of $5,000.00 per month irrespective of Gross Revenue. Such minimum monthly Royalty Payment due shall be prorated for periods less than thirty (30) days based on the number of days in the given month and the one half percent (.5%) of Gross Revenue determination shall be based solely on Gross Revenue during the term of this Agreement.

b. For the purposes of this Agreement, "Products" shall mean any current or future product, service or right commercialized, licensed, developed or otherwise monetized by the Company or its successors and assigns.

c. For the purposes of this Agreement, "Gross Revenue" shall mean the total gross receipts from sale, license, development, commercialization or other monetization of Products less the following amounts: (i) cash discounts, freight charges collected, rebates and promotional allowances; and (ii) actual Product returns. For the avoidance of doubt, Gross Revenue shall be calculated in accordance with GAAP, consistent with revenue recognized in reporting the financial results of the Company. The Company hereby agrees to use its commercial best efforts to maximize its Gross Revenue during the term of this Agreement. "Gross Revenues" shall also include all settlement amounts, payments and damages received by Company which result from litigation or disputes related to or arising from the sale, license, development, commercialization or other monetization of Products.

3. INFORMATION REQUIRED TO BE SUPPLIED WITH EACH PAYMENT. With each Royalty Payment, the Company shall supply PSIQ a detailed and reasonably satisfactory accounting and reconciliation of how the Royalty Payment was calculated. The Company agrees to have Charles Arnold, or an alternative Officer of the Company approved by PSIQ certify each reconciliation on behalf of the Company and provide a reconciliation each calendar month during the term of this Agreement even though payments are made quarterly.

4. GRANT OF LIEN. Company hereby grants to PSIQ a continuing lien against all of its now existing or in the future acquired inventory to secure the payment and performance of each and every obligation, liability and undertaking of Company under this Agreement and Company hereby represents and warrants to PSIQ that Company has all requisite power and authority to execute and deliver this Agreement and to grant to PSIQ a lien on all of its now existing or in the future acquired inventory. Notwithstanding the grant of a lien as herein stated, the Company shall be entitled to sell inventory in the ordinary course of business without violating the terms of this Agreement or the lien granted herein as the lien granted herein shall automatically be released from each item of inventory as it is sold in the ordinary course of business without any further action on the party of any person.

5. TAXES AND ASSESSMENTS. All taxes, assessments and other governmental charges including Florida State sales tax, county property tax, and license and registration fees upon the assets will, to the best of Company's knowledge, have been paid and shall continue to be paid as they become due and payable.

6. DEFAULT PROVISION. In case of default by Company in the payment of any Royalty payment to PSIQ or breach of any reporting requirements hereunder, and either such

breach is not cured within three (3) business days of Company's receipt of written notice thereof, detailing the default, the Company shall pay PSIQ non-refundable Royalty Payments consisting of one percent (1.00%) of all "Gross Revenue" received by the Company on a monthly basis until the default is cured in lieu of the normal one half percent (.5%) Royalty payment (i.e., there shall be an additional one percent (1%) penalty for any breach of this Agreement by Company), prorated for periods less than one month based on the original due date and the date of payment.

7. TERMINATION. This Agreement shall terminate upon payment in full of all amounts due hereunder on the earlier of: (A) the closing of the Reorganization and Purchase and Sale Agreement between the Company and PSIQ or (B) the date that is 12 months from the date of execution of this Agreement. Notwithstanding anything stated herein to the contrary, the Company may terminate this Agreement early at any time after the sixth (6th) month anniversary date of the date hereof, provided the Company has made Royalty Payments to PSIQ pursuant to the terms of this Agreement which in the aggregate amount results in PSIQ receiving the full loan amount, plus an IRR of eighteen percent (18%) thereon from the date of this Agreement to the date of such early termination.

8. NO SALE OR ASSIGNMENT BY COMPANY. During the term of this Agreement, the Company may not (i) sell (other than ordinary course sales to customers), assign or otherwise transfer or encumber the Products, (ii) assign or otherwise transfer or encumber this Agreement, or (iii) create an obligation whereby the Company is required to pay all or a portion of Gross Revenue of the Products to any party in priority to PSIQ, without either first (A) obtaining the prior written consent of PSIQ to such sale, assignment, transfer or encumbrance, or (B) making the full payment provided for in Paragraph 2(c) above.

9. NOTICES:

If to the Company, to:

Mr. Charles Arnold
Stemtech Corporation
8 The Green
Suite A
Dover, Delaware 19901
(336) 918-0507

If to PSIQ, to:

Dan Oran
CEO
Profile Solutions, Inc.
8411 West Oakland Park Blvd.
Suite 201
Sunrise, FL 33351
(754) 600-9395

10. ASSIGNMENT BY PSIQ. PSIQ may not assign its interest in this Agreement (or any portion thereof) to an assignee without the prior written consent of the Company.

11. EXTRAORDINARY EVENT. The Company agrees not to enter into a merger, recapitalization, sale or change of control of the Company or sale transaction involving all or substantially all of the Company's equity or assets unless the acquiring or successor entity agrees in writing to recognize PSIQ's rights under this Agreement or unless any such transaction is with PSIQ.

12. APPLICABLE LAW, VENUE, JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Broward County, Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. The parties hereby waive all rights to a trial by jury.

13. ATTORNEYS' FEES. If a suit, action, arbitration or other proceeding of any nature whatsoever is instituted in connection with any controversy arising out of or related to this Royalty Agreement, or to interpret or enforce any rights under this Settlement Agreement, the prevailing party will be awarded their reasonable attorneys' fees and costs incurred.

IN WITNESS WHEREOF, the Company and PSIQ have caused this Royalty Participation Agreement to be duly executed and delivered as of June __, 2018.

STEMTECH CORPORATION ("Company")

By: ______________________________
Name: Daniel Kaplan
Title: President

STEMTECH HEALTHSCIENCES CORP.

By: ______________________________
Name: Daniel Kaplan
Title: President
PROFILE SOLUTIONS, INC. ("PSIQ")

____
By: Dan Oran
Title: CEO

IN WITNESS WHEREOF, the Company and PSIQ have caused this Royalty Participation Agreement to be duly executed and delivered as of June 24, 2018.

STEMTECH CORPORATION ("Company")

By: ______________________________
Name: Daniel Kaplan
Title: President

STEMTECH HEALTHSCIENCES CORP.

By: ______________________________
Name: Daniel Kaplan
Title: President
PROFILE SOLUTIONS, INC. ("PSIQ")

____
By: Dan Oran
Title: CEO

Exhibit A

Inventory Purchases – Use of Funds

Millenium Natural Health Products (manufacturing for StemFlo, StemRelease3): $12,950

Aloha Medicinals (StemRelease3): $5,400

TheraValues, Greenwave (Inventory Payment Plans - StemFlo): $5,600

Misc Raw Material Suppliers (DermaStem Advanced): $15,000

Energy Tools Int'l (D-Fuze): $3,500

Chae Organics (DermaStem Lift): $6,500

Misc Shipping Vendors (all raws and inventory): $1,000

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Transfer status: In Process
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From: Business Advantage Chk - 9362 : Avail. Bal $50,241.10

To: Stemtech Health Sciences Corp (Fifth Third Bank)

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